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                                                                 EXHIBIT 23.1(A)

         CONSENT OF ARTHUR ANDERSEN LLP, INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 of our report dated February 17, 1999 included in QuadraMed Corporation's Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.

                                           /s/ Arthur Andersen LLP
                                           -----------------------
                                           ARTHUR ANDERSEN LLP

San Jose, California
April 8, 1999